Exhibit 10.4
SEPARATION AND RELEASE AGREEMENT
     THIS SEPARATION AND RELEASE AGREEMENT (“Agreement”) is made and entered into by and among CHARLES J. DOLEZAL (“Employee”) and FIRST NATIONAL BANK OF ORRVILLE (“FNB”) and NATIONAL BANCSHARES CORPORATION (“Bancshares,” and together with FNB, the “Bank”). Employee and the Bank are sometimes collectively referred to as the “Parties” and, individually, as a “Party.”
RECITALS
     WHEREAS, by mutual agreement, the Parties have announced their intention to separate Employee from the Bank (the “Separation”); and
     WHEREAS, the Bank has paid Employee all wages, incentives, and benefits owed to him in consideration of and as compensation for his services as an employee; and
     WHEREAS, the Parties wish to resolve all matters and issues between them arising from or relating to Employee’s employment by the Bank and the Separation.
     NOW, THEREFORE, in consideration of the respective obligations and undertakings hereinafter set forth, the Parties hereby voluntarily and of their own free will agree as follows:
     1. Employment. Employee’s employment with the Bank shall continue through the earlier of (i) 5 p.m. Eastern Time on October 31, 2006, or (ii) any prior date Employee and the Bank mutually agree that Employee’s services to the Bank shall terminate (the “Separation Date”). Until the Separation Date, Employee agrees to continue to perform his duties as President of the Bank. Employee shall be entitled to pursue other employment during this period (“Continued Employment Period”). Employee shall resign his position as Chairman of the Board of Directors of FNB immediately. Employee may remain on the Board of Directors of FNB and as Chairman of the Board of Bancshares (and receive fees accordingly) through the Continued Employment Period. Employee acknowledges that all of the benefits to be provided Employee by the Bank pursuant to this Agreement as of and subsequent to the Separation Date are subject to such satisfactory performance.
     2. Payments to Employee During Continued Employment Period. The Bank shall pay Employee his regular salary through April 30, 2006. Upon the Effective Date of this Agreement as defined in Paragraph 28 herein, the Bank will continue Employee’s pay throughout the Continued Employment Period at his regular rate of pay in effect as of April 30, 2006, less applicable payroll taxes and withholdings, the equivalent of up to twelve (12) bi-monthly payments (the “Salary Continuation”). Such payments shall commence on the first regular payday of the Bank following the Effective Date of this Agreement, or as soon thereafter as is practical, and shall continue consistent with the Bank’s regular payroll practices. No additional pay or benefits shall accrue during the Continued Employment Period, except as expressly provided herein.
     3. Severance Pay Period. Upon expiration of the Continued Employment Period and upon the Effective Date of the General Release of Claims, as defined therein, (attached hereto as Exhibit A), which Employee must execute on or after the last day of Continued Employment, the Bank shall pay Employee the equivalent of twenty-four (24) bi-monthly payments (the “Severance Pay Period”). The first payment shall be made in a lump sum equal to twelve (12) bi-monthly payments on May 1, 2007 and the remaining balance to be paid in twelve (12) bi-monthly payments thereafter. Such payments shall be at the same rate of pay as during the Continued Employment Period, less applicable payroll taxes and withholding and shall commence on the first regular pay day of the Bank following the Effective Date of the General Release of Claims. No additional pay or benefits shall accrue during the Severance Pay Period, except as expressly provided herein.

     4. Health Benefits/COBRA. Employee’s existing levels of health benefits will continue through the end of the Continued Employment Period. Employee then shall be entitled to continuation of coverage under the Bank’s health/medical insurance plan at his own expense pursuant to any rights he may have under the federal Consolidation Omnibus Budget Reconciliation Act, as amended (“COBRA”), part VI of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended; Internal Revenue Code § 4980(B)(f). Such continuation shall be afforded up to the maximum period provided by law so long as Employee submits payments for elected coverage and otherwise complies with conditions of continuation on a timely basis. During the Severance Pay Period, the Bank will continue to provide Employee health benefits under the same economic terms and conditions as active employees, with the current employee contribution deduction being taken out of each payroll check consistent with the Bank’s normal pay practices. The first payment of the Bank’s portion of premium payments will be paid to Employee in a lump sum equal to the first twelve (12) monthly amounts on May 1, 2007 and the remaining balance shall be paid in twelve (12) bi-monthly amounts thereafter. After expiration of the Severance Pay Period, Employee shall be solely responsible for payment through the remaining COBRA coverage period.
     5. Vacation Pay. The Bank shall pay Employee any earned-but-unused vacation pay, minus appropriate withholdings and deductions, in his next regular paycheck after the end of the Continued Employment Period. Employee has currently accrued three weeks of vacation. Employee will not accrue any vacation after April 30, 2006.
     6. Automobile. Employee has been provided primary use of a Pontiac Bonneville (“Automobile”) by the Bank. Employee will retain possession of the Automobile until October 31, 2006, at which time Employee will return it to the Bank. Consistent with current practice, Employee agrees to maintain the Automobile and will remain responsible for excess wear and tear. Employee agrees to complete the forms necessary to calculate the personal use information for 2006, including the odometer reading, in a timely manner. Employee acknowledges and agrees that he will remain responsible for the taxable usage for personal use of the automobile.
     7. Miscellaneous. Employee shall be entitled to maintain his current personal free checking account and a safe deposit box at no cost throughout the Continued Employment and the Severance Pay Period. During the Continued Employment Period, the Bank agrees to continue to pay Employee’s dues and meals for membership in the Exchange Club and to reimburse Employee, in accordance with the Bank’s normal practices, for attendance at the Ohio Bankers League CEO Conference and at a Financial Institute’s Services Board meeting.
     8. Unemployment Compensation. The Bank hereby agrees not to oppose, object to, or otherwise actively contest any application for unemployment compensation benefits filed by Employee with the Ohio Department of Job & Family Services, but will report all compensation paid to him pursuant to this Agreement.
     9. Outplacement Services. As additional consideration for Employee’s covenants and obligations hereunder, the Bank shall pay for outplacement services at a maximum cost to the Bank of $10,000.00 from an outplacement firm chosen by the Bank, which is reasonably acceptable to Employee. Outplacement services may be utilized during the Continued Employment Period. In lieu of outplacement, Employee may take the $10,000.00 in a lump sum payment.
     10. Adequacy of Consideration. The Parties agree and acknowledge that the respective obligations and undertakings set forth herein constitute adequate consideration for the Parties’ respective releases, covenants and obligations set forth herein. Employee acknowledges that the payments described in this Agreement are over and above any contracts, severance or any other rights which he may have as a result of the Separation.
     11. No Other Compensation. Except as described in this Agreement, Employee shall not be entitled to any other compensation (including further participation in any benefit plans) in connection with the Separation. Provided, however, that should a change in control, as defined in the Special Separation Agreement (Section 1.3), executed by the parties on June 19, 2000, occur prior to November 1, 2007, Employee shall be entitled to receive the payments set forth in the Special Separation Agreement (Section 4(a)) offset by the entire amount of Salary Continuation and Severance Pay payments to be paid to Employee pursuant to this Agreement. Employee acknowledges that he shall not be entitled to receive any other payments pursuant to the Special Separation Agreement.
     12. Transition Period. At the end of the Continued Employment period, Employee agrees to return immediately to the Bank all files, records, and other property of the Bank currently in his possession, custody, or control. Employee further agrees to cooperate reasonably and to make himself reasonably available to answer questions concerning any and all matters with which he was involved while employed by the Bank and to render such other special assistance as may be reasonably required by the Bank through the duration of the Continued Employment and Severance Pay Periods. Employee will be reimbursed for all necessary expenses incurred as a result of his cooperation with the Bank.
     13. Releases.
(a)	Employee does hereby for himself and for his heirs, devisees, executors, administrators, personal representatives, legal representatives, beneficiaries, successors (including successors in any fiduciary capacity), assigns, and any and all other persons who might ever claim by, through or under him, acting as such (collectively, the “Employee Related Persons”), release, acquit, and forever discharge the Bank, together with any and all affiliated or related businesses or corporations, as well as its and their predecessors, parents, subsidiaries, affiliates, agents, officers, directors, management, shareholders, employees, representatives, and attorneys, whether past or present, both known and unknown, in both their individual and agency capacities (collectively, the “Bank Entities”), jointly and severally, from any and all claims, demands, losses, proceedings, costs, expenses, causes of action, orders, obligations, contracts, agreements, debts, and liabilities whatsoever, whether known or unknown, suspected or unsuspected, at both law and equity, arising from the beginning of time through and including the Effective Date (collectively, “Claims”), including, but not limited to, any and all Claims and/or demands for back pay, reinstatement, hire or re-hire, front pay, stock options, group insurance, or employee benefits of whatsoever kind (except on rights expressly provided for herein), any and all Claims for monies or expenses, any and all Claims arising out of or relating to the cessation of Employee’s employment with Bank, any and all Claims for breach of contract or Employee’s failure to obtain employment at any other Bank or with any other person or employer, any and all Claims of violation of any state or federal anti-discrimination statutes or regulations, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Americans with Disabilities Act, the Age Discrimination in Employment Act, and the Older Workers Benefit Protection Act, and any and all Claims of wrongful termination, public policy, tort, retaliation, breach of contract, tortious interference, defamation, intentional or negligent infliction of emotional distress and/or demands for attorneys’ fees and legal expenses.

(b)	The Parties acknowledge and agree that the releases and covenant contained in Paragraphs 13 and 14 do not affect the rights or obligations of either Party arising under this Agreement or rights Employee has to 401(k), pension benefits or benefits payable as set forth in the Directors Defined Benefit Plan Agreement and the Directors Defined Benefit Plan Adoption Agreement, if any, under the terms of the applicable 401(k) or other plan documents and amendments thereto.

(c)	Employee warrants and represents that the respective Claims and rights released under this Agreement have not been assigned in whole or in part.

(d)	Notwithstanding the foregoing release and waiver of all legal rights and claims, Employee’s right of continued indemnification for any act and omission done by Employee in good faith in the course and scope of his employment or as a director shall continue, pursuant to all applicable contracts of insurance held by the Bank now or in the future, and all applicable Bank by-laws, policies and practices.

(e)	The Bank hereby releases Employee from all restrictions on future employment or any work association with competitors, and from any covenant not to compete by which Employee’s work activities purportedly are restricted as set forth in the Special Separation Agreement, except as set forth in Paragraph 18 below. Employee’s obligation not to disclose the Bank’s trade secrets, proprietary or confidential information shall not be affected by this paragraph or this release.

(f)	The Bank hereby releases Employee from any claims actually known to the Bank as of the Effective Date of this Agreement.
     14. Covenant Not to Sue. Employee covenants and agrees that Employee will not bring, commence, institute, maintain, prosecute, or voluntarily aid any action or proceeding or otherwise prosecute or sue the Bank either affirmatively or by way of cross complaint, defense, or counterclaims, or in any other manner with respect to the claims herein released. The foregoing sentence shall be construed as a covenant not to sue. This Agreement may be introduced as evidence at any legal proceeding as a complete defense to any claims ever asserted by Employee against the Bank Entities.
     15. Older Worker Benefit Protection Act (“OWBPA”). Employee recognizes and understands that, by executing this Agreement, he shall be releasing the Bank Entities from any claims that he now has or may have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. §§ 621, et seq., as amended, by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and including the Separation Date. In other words, Employee will have none of the legal rights against the aforementioned that he would otherwise have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. §§ 621, et seq., as amended, by his signing this Agreement.
     16. Consideration Period. The Bank hereby notifies Employee of his right to consult with chosen legal counsel before signing this Agreement. The Bank shall afford, and Employee acknowledges receiving, not less than twenty-one (21) calendar days in which to consider this Agreement to ensure that Employee’s execution of this Agreement is knowing and voluntary. In signing below, Employee expressly acknowledges that he has had at least twenty-one days to consider this Agreement and that his execution of same is with full knowledge of the consequences thereof and is of his own free will.
            Furthermore, notwithstanding the fact that the Bank has allowed Employee twenty-one days to consider this Agreement, in the event Employee elects to execute this Agreement prior to the end of such twenty-one day period, by his signature below, Employee represents, acknowledges, and agrees that his decision to accept this shortening of the time was knowing and voluntary and was not induced by fraud, misrepresentation, or any threat to withdraw or alter the benefits provided by the Bank herein, or by the Bank providing different terms to any similarly-situated employee executing a similar Agreement prior to the end of such twenty-one day consideration period. Additionally, the Parties agree that any modification to this Agreement as a result of the negotiations of the Parties does not restart the twenty-one (21) day consideration period. In signing below, Employee expressly acknowledges that his execution of same is with full knowledge of the consequences thereof and is of his own free will.
     17. Revocation Period. Both the Bank and Employee agree and recognize that, for a period of seven (7) calendar days following Employee’s execution of this Agreement, Employee may revoke his release of claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. §§ 621, et seq., as amended, by providing written notice revoking the same, within this seven day period, to John Kropf, P.O. Box 67, Orrville, Ohio 44667. Such revocation of this Agreement by Employee will also automatically revoke the acceptance of the offer set forth herein and Employee will not be entitled to any amounts or benefits described herein, all of which shall be void and of no effect. Should Employee revoke this Agreement within this seven day period, Employee shall receive only those entitlements or benefits that he would have received regardless of this Agreement.
     18. Non-Solicitation; Confidentiality.
(a)	Employee shall continue to hold in a fiduciary capacity for the benefit of the Bank all secret or confidential information, knowledge or data relating to the Bank or any of its affiliated companies, and their respective businesses (including all information, knowledge or data relating to customers or clients or potential customers or clients of the Bank or any of its affiliated companies), which shall have been obtained by Employee during Employee’s employment by the Bank or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by Employee or representatives of Employee in violation of this Agreement) (collectively, “Confidential Information”). After the Separation Date, Employee shall not, without the prior written consent of the Bank or as may otherwise be required by law or legal process, communicate or divulge any Confidential Information to anyone other than the Bank and those designated by it or to an attorney retained by Employee.

(b)	Employee acknowledges and agrees that, during his employment with the Bank, he obtained information protected by the attorney-client privilege, the doctrine of attorney work product, or both (“Privileged Information”). Employee further acknowledges and agrees that any attorney-client privilege or work product protection attached to or associated with any Privileged Information belongs solely to the Bank and not to Employee. Employee further agrees that he has neither the right nor the ability to waive any attorney-client privilege or work product protection attached to or associated with any Privileged Information.

(c)	Immediately after the Separation Date, Employee shall immediately return to the Bank, in good condition: (i) the originals and all copies of any materials, whether in paper, electronic or other media, that contain, reflect, summarize, describe, analyze or refer or relate to any Confidential Information; and (ii) all other property of the Company, including, but not limited to, computers, handheld electronic devices, cellular telephones, briefcases and furniture.

(d)	For the entire eighteen (18) month period of the Continued Employment and the Severance Pay Periods (the “Nonsolicitation Period”), Employee shall not, directly or indirectly, on behalf of Employee or any other person, solicit, or attempt to solicit for employment or hire any person employed by the Bank or its affiliates. Employee also agrees not to directly or indirectly, on behalf of Employee or any other person, solicit or attempt to solicit any current Bank customers. “Customers” shall be defined as any customer of the Bank within the six month period immediately preceding May 1, 2006.

(e)	In the event of a breach or threatened breach of the covenants set forth herein, Employee agrees that the Bank shall be entitled, in addition to other remedies it may have, to injunctive relief in a court of competent jurisdiction to remedy any such breach or threatened breach, and Employee acknowledges that damages would be inadequate and insufficient.
     19. Non-Disparagement. Employee and the Bank each agree not to criticize, disparage, defame, or otherwise sully the character and reputation of the other in any way, including, without limitation, through any communications with other individuals, companies, associations, or the media.
     20. Confidentiality of Agreement. Employee and his heirs, executors, successors, assigns, representatives, and attorneys shall hold the fact and terms of this Agreement in strict confidence and shall not communicate, reveal, or disclose the fact and terms of this Agreement to any other persons except to Employee’s immediate family, to legal counsel, and to tax consultants, all of whom shall be instructed by Employee similarly to hold the fact and terms of this Agreement in the strictest confidence, and as otherwise required by law.
     21. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original expression of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     22. Invalidity. The Parties agree that the invalidity or unenforceability of any provision or part of this Agreement shall not render any other provision(s) or part(s) hereof invalid or unenforceable and that such other provision(s) or part(s) shall remain in full force and effect.
     23. Governing Law. This Agreement shall be governed under the laws of the State of Ohio.
     24. Binding Successors/Assignment. This Agreement together with any amendments hereto, shall be binding upon and shall inure to the benefit of the parties hereto and respective successors, assigns, heirs, and personal representatives, except that the rights and benefits of Employee under this Agreement are personal in nature and may not be assigned without prior written consent of the Bank. All payments and benefits provided Employee herein shall be made to his estate in the event of his death prior to his receipt thereof.
     25. Written Amendments. This Agreement may only be amended by mutual consent of the parties hereto, with any such amendment to be invalid unless in writing, signed by Bank and Employee.
     26. Preservation of Rights/Waiver. No failure by either party to insist upon compliance with any term of this Agreement, to exercise any option, enforce any right, or seek any remedy, upon any default of any other party shall affect or constitute a waiver of the first party’s right to insist upon any such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to any default; nor shall any custom or practice of the parties at variance with any provision of this Agreement affect or constitute a waiver of any party’s right to demand strict compliance with all provisions of this Agreement.
     27. Entire Agreement. This Agreement and the Exhibit A attached hereto represent the entire agreement between the parties hereto on the matters expressly addressed herein, and there are no understandings between the parties other than those specifically and particularly set forth in this Agreement. This Agreement shall not be amended or modified in any manner except upon written agreement by the parties.
     28. Effective Date of the Separation and Release Agreement. This Agreement shall become effective only upon (a) execution of this Agreement by Employee after the expiration of the twenty-one (21) day consideration period or Employee’s voluntary shortening thereof described in Section 16 of this Agreement; and (b) the expiration of the seven (7) day period for revocation of this Agreement by Employee described in Section 17 of this Agreement.
     29. Compliance with Internal Revenue Code Section 409A. The Bank and Employee intend that payments made under this Agreement be compliant with Internal Revenue Code Section 409A (to the extent not exempt therefrom), and specifically, that any amounts due hereunder meet the requirements to constitute amounts payable in accordance with a fixed schedule for purposes of Section 409A. This Agreement shall be administered and interpreted to the extent possible in a manner consistent with such intentions. In addition, notwithstanding any provision herein to the contrary, the Bank may, to the extent it deems necessary or appropriate, amend this Agreement, prospectively or retroactively, in order to more fully comply with (or obtain exemption under) Section 409A. Nevertheless, the Bank makes no representations or warranties, express or implied, and assumes no responsibility concerning the legal, tax, or other implications or effects of this Agreement. Employee and his beneficiaries shall be solely responsible for any and all legal, tax, or other implications or effects of this Agreement on them and their respective estates, heirs, successors or assigns.

     IN WITNESS WHEREOF, Employee and the Bank have executed this Agreement, effective as of the Effective Date of the Agreement.

DATE OF EXECUTION BY EMPLOYEE
(“Effective Date of the Separation	AGREED TO AND ACCEPTED BY:
Agreement” is the eighth day after this date)

CHARLES J. DOLEZAL “Employee”

EXECUTION WITNESSED BY:

AGREED TO AND ACCEPTED BY:
DATE OF EXECUTION BY FIRST NATIONAL BANK OF ORRVILLE

FIRST NATIONAL BANK OF ORRVILLE “Bank”

TITLE:

FIRST NATIONAL BANK OF ORRVILLE “Bank”

TITLE:

DATE OF EXECUTION BY NATIONAL BANCSHARES CORPORATION

NATIONAL BANCSHARES CORPORATION “Bank”

TITLE:

NATIONAL BANCSHARES CORPORATION “Bank”

TITLE:

EXHIBIT A
GENERAL RELEASE OF CLAIMS
     THIS GENERAL RELEASE OF CLAIMS (“Release”) is made and entered into by and among CHARLES J. DOLEZAL (“Employee”) and FIRST NATIONAL BANK OF ORRVILLE (“FNB”) and NATIONAL BANCSHARES CORPORATION (“Bancshares,” and together with FNB, the “Bank”). Employee and the Bank are sometimes collectively referred to as the “Parties” and, individually, as a “Party.” The Release is an Exhibit and attached to the Separation Agreement and Release of Claims effective as of ___, 2006 (“Separation Agreement”).
RECITALS
     WHEREAS, Employee’s Continued Employment Period with the Bank has ended; and
     WHEREAS, the Bank has paid Employee all wages, incentives, and benefits owed to him in consideration of and as compensation for his services as an employee up to and including the Continued Employment Period; and
     WHEREAS, the Parties wish to resolve all matters and issues between them arising from or relating to Employee’s employment during the Continued Employment Period.
     NOW, THEREFORE, in consideration of the respective obligations and undertakings hereinafter set forth, the Parties hereby voluntarily and of their own free will agree as follows:
     1. Adequacy of Consideration. The Parties agree and acknowledge that the respective obligations and undertakings set forth in the Separation Agreement and in this Release constitute adequate consideration for the Parties’ respective releases, covenants and obligations set forth herein. Employee acknowledges that the payments described in the Separation Agreement are over and above any contracts, severance or any other rights which he may have as a result of the Separation. The Parties agree and acknowledge that all of the obligations and undertakings set forth in the Separation Agreement are unaffected by this Release.
     2. Transition Period. At the end of the Continued Employment Period, Employee agrees to return immediately to the Bank all files, records, and other property of the Bank currently in his possession, custody, or control. Employee shall also resign his positions on the Board of Directors of FNB and Bancshares and as Chair of the Board of Bancshares. Employee further agrees to cooperate reasonably and to make himself reasonably available to answer questions concerning any and all matters with which he was involved while employed by the Bank and to render such other special assistance as may be reasonably required by the Bank through the duration of the Severance Pay Period. Employee will be reimbursed for all necessary expenses incurred as a result of his cooperation with the Bank.
     3. Releases. For the consideration set forth in the Separation Agreement, including but not limited to paragraph 3, Employee does hereby for himself and for his heirs, devisees, executors, administrators, personal representatives, legal representatives, beneficiaries, successors (including successors in any fiduciary capacity), assigns, and any and all other persons who might ever claim by, through or under him, acting as such (collectively, the “Employee Related Persons”), release, acquit, and forever discharge the Bank, together with any and all affiliated or related businesses or corporations, as well as its and their predecessors, parents, subsidiaries, affiliates, agents, officers, directors, management, shareholders, employees, representatives, and attorneys, whether past or present, both known and unknown, in both their individual and agency capacities (collectively, the “Bank Entities”), jointly and severally, from any and all claims, demands, losses, proceedings, costs, expenses, causes of action, orders, obligations, contracts, agreements, debts, and liabilities whatsoever, whether known or unknown, suspected or unsuspected, at both law and equity, arising from the beginning of time through and including the Effective Date (collectively, “Claims”), including, but not limited to, any and all Claims and/or demands for back pay, reinstatement, hire or re-hire, front pay, stock options, group insurance, or employee benefits of whatsoever kind (except on rights expressly provided for herein), any and all Claims for monies or expenses, any and all Claims arising out of or relating to the cessation of Employee’s employment with Bank, any and all Claims for breach of contract or Employee’s failure to obtain employment at any other Bank or with any other person or employer, any and all Claims of violation of any state or federal anti-discrimination statutes or regulations, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Americans with Disabilities Act, the Age

Discrimination in Employment Act, and the Older Workers Benefit Protection Act, and any and all Claims of wrongful termination, public policy, tort, retaliation, breach of contract, tortious interference, defamation, intentional or negligent infliction of emotional distress and/or demands for attorneys’ fees and legal expenses. The Parties acknowledge and agree that the releases and covenant contained in Paragraphs 3 and 4 do not affect the rights or obligations of either Party arising under this Release.
     4. Covenant Not to Sue. Employee covenants and agrees that Employee will not bring, commence, institute, maintain, prosecute, or voluntarily aid any action or proceeding or otherwise prosecute or sue the Bank either affirmatively or by way of cross complaint, defense, or counterclaims, or in any other manner with respect to the claims herein released. The foregoing sentence shall be construed as a covenant not to sue. This Agreement may be introduced as evidence at any legal proceeding as a complete defense to any claims ever asserted by Employee against the Bank Entities.
     5. Older Worker Benefit Protection Act (“OWBPA”). Employee recognizes and understands that, by executing this Agreement, he shall be releasing the Bank Entities from any claims that he now has or may have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. §§ 621, et seq., as amended, by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and including the Separation Date. In other words, Employee will have none of the legal rights against the aforementioned that he would otherwise have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. §§ 621, et seq., as amended, by his signing this Agreement.
     6. Consideration Period. The Bank hereby notifies Employee of his right to consult with chosen legal counsel before signing this Agreement. The Bank shall afford, and Employee acknowledges receiving, not less than twenty-one (21) calendar days in which to consider this Agreement to ensure that Employee’s execution of this Agreement is knowing and voluntary. In signing below, Employee expressly acknowledges that he has had at least twenty-one days to consider this Agreement and that his execution of same is with full knowledge of the consequences thereof and is of his own free will.
          Furthermore, notwithstanding the fact that the Bank has allowed Employee twenty-one days to consider this Agreement, in the event Employee elects to execute this Agreement prior to the end of such twenty-one day period, by his signature below, Employee represents, acknowledges, and agrees that his decision to accept this shortening of the time was knowing and voluntary and was not induced by fraud, misrepresentation, or any threat to withdraw or alter the benefits provided by the Bank herein, or by the Bank providing different terms to any similarly-situated employee executing a similar Agreement prior to the end of such twenty-one day consideration period. Additionally, the Parties agree that any modification to this Agreement as a result of the negotiations of the Parties does not restart the twenty-one (21) day consideration period. In signing below, Employee expressly acknowledges that his execution of same is with full knowledge of the consequences thereof and is of his own free will.
     7. Revocation Period. Both the Bank and Employee agree and recognize that, for a period of seven (7) calendar days following Employee’s execution of this Agreement, Employee may revoke his release of claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. §§ 621, et seq., as amended, by providing written notice revoking the same, within this seven day period, to John Kropf, P.O. Box 67, Orrville, Ohio 44667. Such revocation of this Agreement by Employee will also automatically revoke the acceptance of the offer set forth herein and Employee will not be entitled to any amounts or benefits described herein, all of which shall be void and of no effect. Should Employee revoke this Agreement within this seven day period, Employee shall receive only those entitlements or benefits that he would have received regardless of this Agreement.
     8. Governing Law. This Agreement shall be governed under the laws of the State of Ohio.
     9. Effective Date of the Separation and Release Agreement. This Agreement shall become effective only upon (a) execution of this Agreement by Employee after the expiration of the twenty-one (21) day consideration period or Employee’s voluntary shortening thereof described in Section 6 of this Agreement; and (b) the expiration of the seven (7) day period for revocation of this Agreement by Employee described in Section 7 of this Agreement.

     IN WITNESS WHEREOF, Employee and the Bank have executed this Agreement, effective as of the Effective Date of the Agreement.

DATE OF EXECUTION BY EMPLOYEE
(“Effective Date of the Separation	AGREED TO AND ACCEPTED BY:
Agreement” is the eighth day after this date)

CHARLES J. DOLEZAL
“Employee”

EXECUTION WITNESSED BY:

AGREED TO AND ACCEPTED BY:
DATE OF EXECUTION BY
FIRST NATIONAL BANK OF
ORRVILLE

FIRST NATIONAL BANK OF ORRVILLE “Bank”

TITLE:

FIRST NATIONAL BANK OF ORRVILLE “Bank”

TITLE:

DATE OF EXECUTION BY
NATIONAL BANCSHARES
CORPORATION

NATIONAL BANCSHARES CORPORATION “Bank”

TITLE:

NATIONAL BANCSHARES CORPORATION “Bank”

TITLE: